SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) May 12, 2005

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Cockeysville, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2005, Sinclair Television Group, Inc. (“STG”), a wholly-owned subsidiary of Sinclair Broadcast Group, Inc. (the “Company”), entered into a second amended and restated credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank N.A, as Administrative Agent.   The Credit Agreement amends and replaces the Company’s Senior Secured Bank Credit Facility dated July 15, 2002, which was previously amended in May 2003 and June 2004.

The Credit Agreement includes a Term Loan A Facility (the “Term Loan”) of $100.0 million and a Revolving Commitment (the “Revolver”) of $175.0 million.  Scheduled payments on the Term Loan and Revolver are calculated at London Interbank Offered Rate plus 1.25%, with step-downs tied to a leverage grid.  The Term Loan principal amortization will commence on March 31, 2007 and continue until the scheduled final payment on December 31, 2011 or upon earlier termination of the Term Loan.  The Revolver must be repaid in full by June 30, 2011.   The Company has the right to terminate the Term Loan or Revolver at any time without prepayment penalty.

Availability under the Revolver does not reduce incrementally and terminates at maturity.  STG is required to prepay the Term Loan and reduce the Revolver with (i) 100% of the net proceeds of any casualty loss or condemnation and (ii) 100% of the net proceeds of any sale or other disposition of the Company’s assets in excess of $5 million in the aggregate in any 12 month period, to the extent not used to acquire new assets.

In addition, the Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type.  Negative covenants include restrictions on indebtedness, liens, fundamental changes, dispositions, acquisitions, investments and restricted payments.  As a result of the downsized Credit Agreement, the Company’s (the Holding Company) leverage ratio was eliminated and other covenant levels were reset.  The financial covenants include senior indebtedness, total indebtedness, interest coverage and fixed charges ratios.

STG’s obligations under the Credit Agreement are jointly and severally guaranteed by the Company and the subsidiaries of the Company.  The Credit Agreement contains customary representations and warranties, and termination provisions.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transactions contemplated by the Credit Agreement.  The foregoing description is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1 Second Amended and Restated Credit Agreement, (dated May 12, 2005,) between Sinclair Television Group, Inc., the Guarantors Party thereto, the Lenders Party thereto, and JPMorgan Chase Bank N.A, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek

Name:	David R. Bochenek
Title:	Chief Accounting Officer

Dated: May 18, 2005